Exhibit 10.30
    ADVANCED DRAINAGE SYSTEMS, INC.
4024 Green Stripe Lane
Hilliard, OH 43026

Notice of Grant of Stock Options and Stock Option Award Agreement (“Stock Option Award Agreement”)

PART I

            Award Number: 20[25]-1
Name of Option Holder                    Plan:        2017 Omnibus Incentive Plan

Address	City	Province	Postal Code

Effective ___________ (“Grant Date”), you (“Option Holder”) have been granted Options to buy «StkOpt» shares of ADVANCED DRAINAGE SYSTEMS, INC. (the “Company”) common stock, par value $0.01 per share (“Shares”) at an exercise price of $__________ per Share (“Exercise Price”), which Exercise Price is at least equal to the fair market value of such Share on the Grant Date.
Options for the following Shares will become vested and expire on the date(s) shown:

Number of Shares	Vesting Date(s)	Expiration Date(s)
_______	_______	[_______]
_______	_______	[_______]
_______	_______	[_______]

[If options in excess of the $200k annual cap are granted: “Non-qualified securities” under the Income Tax Act (Canada) (the “ITA”):
A portion of the Shares subject to your Options constitute “non-qualified securities” for Canadian income tax purposes. The Shares subject to your Options that are “non-qualified securities” are as follows:

“vesting year” of Options	Exercise Price	Shares that are “non-qualified securities”
[]	[]	[]
[]	[]	[]
[]	[]	[]

In the table above, “vesting year” and “non-qualified securities” have the meanings ascribed to them under section 110 of the ITA. In general, “non-qualified securities” are not eligible for the 50% stock option deduction for Canadian federal income tax purposes. Note that where upon the exercise of an Option you could receive Shares that are “non-qualified securities” or Shares that are not “non-qualified securities”, the ITA deems that you will first receive Shares that are not “non-qualified securities”. All Shares that are designated as non-qualified securities are required to be reported by your employer to the Canada Revenue Agency. You are encouraged to consult with your independent professional advisors regarding the specific tax consequences to you.]

Exhibit 10.30
For absolute certainty, by accepting and executing this Stock Option Award Agreement, you specifically represent, warrant and acknowledge that you have read and understood the terms and conditions set out in Section 3(e) of the attached Part II (“General Terms and Conditions”) which (i) states “the Option Holder shall have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving, any Options which would have vested, been granted, or become payable after their Termination of Service Date, including but not limited to damages in lieu of notice of termination at civil or common law and the Option Holder waives their rights to any such entitlements” ; and (ii) has the effect that no period of contractual or civil or common law reasonable notice of termination [For all provinces except Québec: that exceeds your minimum statutory notice of termination period under applicable employment standards legislation (if any),] shall be used for the purposes of calculating your entitlement under this Stock Option Award Agreement and/or the Plan]. By accepting and executing this Stock Option Award Agreement, you further waive any eligibility to receive damages or payment in lieu of any forfeited Options under this Stock Option Award Agreement and/or the Plan that would have vested, accrued, or become exercisable during any contractual or civil or common law reasonable notice of termination period [For all provinces except Québec: that exceeds your minimum statutory notice of termination period under the applicable employment standards legislation (if any)].

By your signature, the signature of the Company and the signature of Hancor of Canada, Inc. (“Hancor”) below, you, the Company and Hancor agree that these options are granted under and governed by the terms and conditions of the Plan and the Stock Option Award Agreement, all of which are made a part of this document. By your signature, you further agree that your acceptance of this Stock Option Award Agreement is done freely and voluntarily, without inducement or duress, having had an opportunity to review, make inquiries, and seek independent legal advice as to the terms and conditions of the Plan and this Stock Option Award Agreement.

[For Québec only: OPTION 1: After having read the French version of this Stock Option Award Agreement, I confirm my express wish to be bound only by the present English version of this Stock Option Award Agreement and documents referred to herein. Après avoir pris connaissance de la version française de cette Convention d’octroi d’options sur actions, je confirme ma volonté expresse d’être lié(e) seulement par la présente version anglaise de cette Convention d’octroi d’options sur actions et des documents auxquels elle fait référence. OPTION 2: By entering into this Stock Option Award Agreement, I acknowledge and agree that the terms and conditions of this Stock Option Award Agreement were negotiated or negotiable, and that I expressly requested and am satisfied that this Stock Option Award Agreement and documents referred to herein be drawn up only in English. En signant la présente Convention d’octroi d’options sur actions, je reconnais et conviens que les termes et conditions de la présente Convention d’octroi d’options sur actions ont été négociés ou étaient négociables, et que j’ai expressément requis et je suis satisfait(e) que la présente Convention d’octroi d’options sur actions et les documents auxquels elle fait référence soient rédigés uniquement en anglais.]

ADVANCED DRAINAGE SYSTEMS, INC.

Signature: ________________________________________        Date: __________________________
Print Name:
Title:

HANCOR OF CANADA, INC.

Signature: ________________________________________        Date: __________________________
Print Name:
Title:

Exhibit 10.30

OPTION HOLDER

Signature: ________________________________________        Date: ______________________________
Print Name:

Exhibit 10.30
PART II

General Terms and Conditions

Section 1.Hancor of Canada, Inc. Hancor of Canada, Inc. is a party to this Stock Option Award Agreement and any other agreement entered into pursuant to the Plan in respect of the Option Holder.
Section 2.Exercise Price. In the event that any portion of the Shares underlying an Option are “non-qualified securities” (within the meaning of section 110 of the ITA) and become vested, the Option Holder acknowledges that any subsequent exercise of such Option will be deemed to first be made for such Shares that are not “non-qualified securities”, prior to any exercise for Shares that are "non-qualified securities" (within the meaning of section 110 of the ITA).
Section 3.Exercise Period.
(a)Subject to Section 3(b), the Option Holder shall have the right to purchase all or any portion of the optioned Shares at any time during the period (“Exercise Period”) commencing on the applicable vesting date specified in Part I that the vested portion of the Option may be exercised (the “Earliest Exercise Date”) and ending on the earliest to occur of the following dates:
(i)    the Option Holder’s Termination of Service Date, in respect of a termination of the Option Holder’s employment for Cause;
(ii)    (A) if the Option is an ISO, the last day of the 3-month period commencing on the Termination of Service Date, in respect of a termination of the Option Holder’s employment without Cause; and (B) if the Option is a NQSO, the last day of the 3-month period commencing on the Termination of Service Date, in respect of the Option Holder’s termination of employment without Cause;
(iii)    the earlier of (A) the expiration date(s) specified in Part I of this Stock Option Award Agreement, or (B) the last day of the 1-year period commencing on the Termination of Service Date, in respect of the Option Holder’s termination of employment due to death or Disability; and
(iv)    the last day of the ten (10) year period following the Grant Date (or the last day of the five (5) year period following the Grant Date, if the Option is an ISO granted to an Employee who, at the Grant Date, owns stock representing more than 10% of the voting power of all classes of stock of the Company or of any of its subsidiaries)provided the Option Holder is Actively Employed at such time,

(b)If the Option is designated as an ISO, in order to preserve the favorable tax treatment applicable to incentive stock options, the Option may not be exercised more than three (3) months after the Termination of Service Date due to termination of employment for reasons other than Disability , or more than one (1) year after the Termination of Service Date due to termination of employment as a result Disability.
(c)To become vested in an Option, the Option Holder must be Actively Employed during the period beginning on the Grant Date and ending on the applicable vesting date specified in Part I. If the Option Holder ceases to be Actively Employed with the Company and/or its subsidiaries prior to a vesting date, any unvested Options granted hereunder that are scheduled to vest after such Termination of Service Date are deemed forfeited by the Option Holder as of the Termination of Service Date. Options that are forfeited will be immediately canceled without consideration and will cease to be exercisable.
(d)Notwithstanding the foregoing, in the event of the Option Holder ceases to be Actively Employed due to death or Disability, unvested Options will be deemed vested as of the Termination of Service Date. In addition, if the Option Holder ceases to be Actively Employed due to the termination of employment by the Company other than for Cause, the Committee may, in its discretion, vest, as of the Option Holder’s Termination of Service Date, unvested Options.

Exhibit 10.30
(e)For certainty, the Option Holder shall have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving, any Options which would have vested, been granted, or become payable after their Termination of Service Date, including but not limited to damages in lieu of notice of termination at civil or common law and the Option Holder waives their rights to any such entitlements.
Section 4.Method of Exercise. The Option Holder may, at any time during the Exercise Period provided by Section 2, exercise his or her right to purchase all or any part of the optioned Shares then available for purchase; provided, however, that the minimum number of optioned Shares which may be purchased shall be fifty (50) or, if less, the total number of optioned Shares then available for purchase. The Option Holder shall exercise such right by:
(a)giving notice to the Committee in form and substance acceptable to the Company; and
(b)delivering to the Committee full payment of the Exercise Price for the optioned Shares to be purchased.
The date of exercise shall be the earliest date practicable following the date the requirements of this Section 4 have been satisfied. Payment shall be made:

(1)in United States dollars by certified check, money order, official bank check, or wire transfer of immediately available funds, made payable to the order of Advanced Drainage Systems, Inc.;
(2)with the Committee’s approval, in Shares duly endorsed for transfer (or using a “constructive delivery” method approved by the Committee), already owned by the Option Holder for more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid, such Fair Market Value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations;
(3)with the Committee’s approval, through a “net settle” arrangement pursuant to which the Option Holder will surrender all or part of the Option to the Company in consideration for a payment to be satisfied by the Company issuing to the Option Holder the number of Shares underlying the Option or portion thereof so surrendered, less the largest whole number of Shares having an aggregate Fair Market Value (determined by the Board as of the settlement date) that does not exceed the aggregate Exercise Price or the sum of the aggregate Exercise Price, as applicable; provided that: (i) to the extent Shares subject to an Option are withheld in this manner, the number of Shares subject to the Option following the net settlement will be reduced by the sum of the number of Shares withheld and the number of Shares delivered to the Option Holder as a result of the exercise or settlement, and (ii) notwithstanding anything in this Stock Option Award Agreement or the Plan to the contrary, no payment or other adjustment will be made with respect to fractional Shares; or
(4)in a combination of (1), (2) and (3).
Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering an exercise notice to the Company as set forth in Section 4(a) above, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price and applicable tax withholding amounts (if any).
Section 5.Surrender. In lieu of exercising any vested Option in the manner described in Section 4, and pursuant to the terms of this Section 5, an Option Holder may at his or her discretion, including in the course of a Change in Control, by surrendering an Option with a notice addressed to the Company, elect to receive a cash payment equal to difference between the Fair Market Value of the Shares with respect to which the Option is being surrendered and the Fair Market Value of such Shares as at the date of grant of the Option being surrendered, if any, provided that if such amount is negative, then the Option Holder shall not be owed any sum of money. In the event of such a surrender, Hancor will duly and timely file an election in respect thereof under subsection 110(1.1) of the ITA, where applicable.
Section 6.Delivery of Optioned Shares. As soon as is practicable following the date on which the Option Holder has satisfied the requirements of Section 4, the Committee shall take such action as is necessary to cause such Shares to be issued in the name of the Option Holder (either by book-entry registration or issuance of a stock certificate) evidencing the Option Holder’s ownership of the optioned Shares that have been purchased. The Option Holder shall have no right to vote or to receive dividends, nor have any other rights with respect to the optioned Shares, prior to the date as of which such optioned Shares are transferred to the Option Holder on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected. The obligation of the Company to deliver Shares under this Stock Option Award Agreement shall, if the Committee so

Exhibit 10.30
requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law.
Section 7.Definitions. For the purposes of this Stock Option Award Agreement, the following terms shall have the respective meanings specified below and, where applicable, shall amend and replace such terms in the Plan.
(a)“Active Employment” or “Actively Employed” [For Québec only: (i) means the period the Option Holder performs work for the Company and/or any of its subsidiaries, which shall be deemed to include any period of vacation, disability, or other leave permitted by legislation, (ii) but shall be deemed to exclude any period that follows or ought to have followed, the Option Holder's last day of performing work for the Company and/or any of its subsidiaries (including any period of vacation, disability, or other leave permitted by legislation), whether that period is one of deemed employment, of notice of termination of employment, of notice of resignation, or corresponding to payment in lieu of notice of termination or resignation, that is given or ought to have been given pursuant to any applicable law, employment agreement or contract or further to a judgment rendered by a tribunal of competent jurisdiction.] [For all provinces except Québec: means the period during which the Option Holder performs work for the Company and/or any of its subsidiaries, and shall be deemed to include, as applicable, (i) any period of vacation, disability, or other leave permitted by legislation, and (ii) any period constituting the minimum notice of termination that is required to be provided to an employee pursuant to applicable employment standards legislation (if any). For certainty, “Active Employment” or “Actively Employed” shall be deemed to exclude any other period that follows or ought to have followed, as applicable, the later of (i) the end of the minimum notice of termination period that is required to be provided to an employee pursuant to applicable employment standards legislation (if any), or (ii) the Option Holder's last day of performing work for the Company and/or any of its subsidiaries (including any period of vacation, disability, or other leave permitted by legislation) whether that period arises from a contractual or common law right.]
(b)“Cause” (i) has the meaning attributed to such term in an Option Holder’s employment agreement with the Company and/or any of its subsidiaries, with respect to an Option Holder who is a party to a written employment agreement with the Company and/or any of its subsidiaries which includes an enforceable contractual termination provision and in which “Cause” is defined, or (ii) in all other circumstances means; (A) if the Option Holder is employed in the Province of Ontario, any wilful misconduct, disobedience or wilful neglect of duty by the Option Holder that is not trivial and has not been condoned by the Company and/or any of its subsidiaries; or (B) if the Option Holder is employed in any other Province, any of the following: (1) a material breach by the Option Holder of any of their contractual obligations concerning their employment or any written policies and procedures of the Company and/or any of its subsidiaries; (2) gross negligence, serious misconduct, or a material failure in connection with the discharge of duties or otherwise relating to the Option Holder’s employment (including insubordinate, harassing or insulting behaviour); (iii) the Option Holder’s conviction on any charge involving moral turpitude; or (iv) any act or omission of the Option Holder which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee.
(c)“Disability” has the meaning attributed thereto in the Option Holder’s written employment with the Company and/or any of its subsidiaries or, if there is no such defined term, means the Option Holder's inability to substantially fulfil their duties or services on behalf of the Company and/or any of its subsidiaries as a result of illness or injury for a continuous period of nine (9) months or more or for an aggregate period of twelve (12) months or more during any consecutive twenty-four (24) month period, despite the provision of reasonable accommodations by the Company and/or any of its subsidiaries, as applicable.
(d)“Termination of Service Date” means the last day of the Option Holder’s Active Employment, whether such day is selected by agreement with the Option Holder, or unilaterally by the Option Holder or the Company and/or any of its subsidiaries, and whether with or without advance notice to the Option Holder.
Section 8.No Right to Continued Service. Nothing in this Stock Option Award Agreement nor any action of the Board or Committee with respect to this Stock Option Award Agreement shall be held or construed to confer upon the Option Holder any right to a continuation of service by the Company or any of its subsidiaries. The Option Holder may be dismissed or otherwise dealt with as though this Stock Option Award Agreement had not been entered into.

Exhibit 10.30
Section 9.Application of Clawback Policy. Notwithstanding anything in this Stock Option Award Agreement to the contrary, the Option shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Option becomes vested and payable.
Section 10.Representations and Warranties of the Option Holder. The Option Holder represents and warrants that:
(a)The Option Holder understands that their participation in the Plan and acceptance of the Options is voluntary and the Option Holder is under no obligation to participate in the Plan or to accept any Options under the Plan;
(b)The Option Holder has not been induced to participate in the Plan by expectation of service, engagement, appointment, employment, continued service, continued engagement, continued appointment, or continued employment, as applicable, with the Company or any of its subsidiaries;
(c)The Option Holder understands that the grant of the Options does not create any contractual or other right or expectation to receive any additional grant(s) of Options or similar awards, or benefits in lieu of similar awards including without limitation during any civil or common law period of reasonable notice of termination to which the Option Holder may be entitled, even if the Option Holder has been repeatedly awarded grants of Options;
(d)The Option Holder understands that Options do not form a normal, integral, or expected part of the Option Holder’s compensation from employment or service, as applicable, and will not be counted for any purpose including relating to the calculation of any overtime, severance, resignation, redundancy or end of service payments, or any long-service awards, bonuses, pension or retirement income or similar payments, and the Participant waives any claim on such basis;
(e)The Option Holder understands that there is no promise of a particular monetary value associated with the vesting or payment of any Options; and
(f)The Option Holder understands that the Options are not compensation for services rendered and are an extraordinary item of compensation, for the sole purpose of employee retention, that is outside the scope of the Option Holder’s employment or service agreement, as applicable, with the Company or any of its subsidiaries, whether written or oral, and nothing can or must automatically be inferred from the granting of such Options.
Section 11.Taxes. Where any person is entitled to receive Shares pursuant to the exercise of the Option granted hereunder or to receive a payment pursuant to the surrender of such Option, the Company or Hancor shall have the right to require such person to pay to the Company or Hancor the amount of any tax which the Company or Hancor is required to withhold with respect to such Shares or such payment, or, if applicable, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld. Section 14.2 of the Plan is incorporated by reference herein; provided that the Company shall only retain Shares upon the exercise of the Option with the prior consent of the Option Holder.
Section 12.Notices. Except as set forth in Section 4(a) above, any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
(a)If to the Committee:
Advanced Drainage Systems, Inc.
4024 Green Stripe Lane
Hilliard, OH 43026
Attention: Compensation Committee and Corporate Secretary

(b)If to the Option Holder, to the Option Holder's address as shown in the Company's records.

Exhibit 10.30
Section 13.Restrictions on Transfer. The Option granted hereunder is not transferable by any Option Holder, except that an Option Holder may transfer an NQSO under terms and conditions determined by the Committee pursuant to Section 13.3 of the Plan. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.
Section 14.Successors and Assigns. This Stock Option Award Agreement shall enure to the benefit of and shall be binding upon the Company and the Option Holder and their respective heirs, successors and assigns.
Section 15.Construction of Language. Whenever appropriate in this Stock Option Award Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Stock Option Award Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.
Section 16.Governing Law. This Stock Option Award Agreement shall be construed, administered and enforced according to the laws of the State of Ohio without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Franklin County, Ohio shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Option granted under this Stock Option Award Agreement, the Option Holder, and any other person claiming any rights under the Stock Option Award Agreement, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 17.Amendment. This Stock Option Award Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Option Holder.
Section 18.Plan Provisions Control. This Stock Option Award Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Stock Option Award Agreement, the terms of the Plan, which are incorporated herein by reference, shall control except as expressly amended or overridden in this Stock Option Award Agreement. By signing this Stock Option Award Agreement, the Option Holder acknowledges receipt of a copy of the Plan. The Option Holder acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Stock Option Award Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Stock Option Award Agreement.
Section 19.Execution of Executive Responsibility Agreement. The grant of the Option pursuant to this Stock Option Award Agreement is contingent upon the execution by the Option Holder of an Executive Responsibility Agreement with the Company in form and substance satisfactory to the President of the Company, if such an Executive Responsibility Agreement has not already been executed and delivered to the Company.